Exhibit 10.1

FIFTH AMENDMENT TO CREDIT AGREEMENT

THIS FIFTH AMENDMENT TO CREDIT AGREEMENT is made effective as of March 1, 2024 (the “Amendment”), by and among ENERGY 11 OPERATING COMPANY, LLC, a Delaware limited liability company (“Energy 11 Operating”) and ENERGY 11, L.P., a Delaware limited partnership (“Energy 11 LP”; Energy 11 Operating and Energy 11 LP are jointly, severally and collectively referred to herein as the “Borrowers” and each individually as a “Borrower”), ENERGY 11 GP, LLC, a Delaware limited liability company (“the “Guarantor”), each of the Lenders from time to time party hereto, BANCFIRST, an Oklahoma chartered bank (in its individual capacity, “BancFirst”), as administrative agent for the Lenders (in such capacity, together with its successors in such capacity, the “Administrative Agent”).

W I T N E S S E T H:

WHEREAS, Borrowers and Lenders entered into that certain Credit Agreement executed on May 13, 2021 which such credit agreement has been amended from time to time and most recently by that certain Third Amendment to Credit Agreement dated as of March 24, 2023 (the “Existing Credit Agreement”), for the purpose and consideration therein expressed; and

WHEREAS, the loan described in the Existing Credit Agreement is currently evidenced by those certain promissory notes from Borrowers in favor of each of the Lenders dated as of May 13, 2021 in the aggregate principal amount of $60,000,000.00 (the “Existing Notes”);

WHEREAS, Borrowers and Lenders desire to amend the Existing Credit Agreement as set forth herein; and

NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements contained herein and in the Existing Credit Agreement, in consideration of the loans and other extensions of credit which may hereafter be made by Lenders to Borrower, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto do hereby agree as follows:

ARTICLE I.

DEFINITIONS AND REFERENCES

Section 1.1   Terms Defined in the Existing Credit Agreement. Unless the context otherwise requires or unless otherwise expressly defined herein, the terms defined in the Existing Credit Agreement shall have the same meanings whenever used in this Amendment.

Section 1.2   Other Defined Terms. Unless the context otherwise requires, the following terms when used in this Amendment shall have the meanings assigned to them in this Section 1.2.

“Amendment” means this Fifth Amendment to Credit Agreement.

“Amendment Documents” means this Amendment, any amendments to existing security documents deemed necessary by Administrative Agent and all other Loan Documents executed and delivered in connection herewith.

“Credit Agreement” means the Existing Credit Agreement as amended hereby.

ARTICLE II.

AMENDMENTS TO EXISTING CREDIT AGREEMENT

Section 2.1.  Amendment to Article I of the Existing Credit Agreement.

(a)  The definitions of “Change in Control”, and “Maturity Date” set forth in Section 1.01 of the Existing Credit Agreement are hereby amended and restated as follows:

“Change in Control” means (i) either of Glade M. Knight or David S. McKenney ceases to have a membership in and/or participate in the management of the General Partner; (ii) General Partner ceases to be the General Partner of Borrower; (iii) the merger, combination, consolidation, division, or reorganization of the Borrower; or (iv) the sale or disposition of all or substantially all of the Borrower’s assets. Notwithstanding anything to the contrary contained herein and expressly not in limitation thereof, it shall be a deemed a “Change in Control” if at any time Glade Knight is not involved in the day to day management of Borrowers.

“Maturity Date” means the earliest of (a) March 1, 2026 and (b) the date on which the Commitments are reduced to zero or otherwise terminated pursuant to the terms hereof.

(b)  Definitions for the terms “Fifth Amendment Effective Date”, “General Partner”, “Required Value”, and “Roll-Forward Reserve Report” shall be added to Section 1.01 of the Existing Credit Agreement to be inserted in their appropriate alphabetical location as follows:

“Fifth Amendment Effective Date” means March 1, 2024.

“General Partner” means Energy 11 GP, LLC and its successors or assigns.

“Required Value” shall mean the lesser of (a) 90% of PV-9 and (b) 3 times the Commitments.

“Roll-Forward Reserve Report” means a report setting forth the previously delivered Reserve Report “rolled forward” in a customary manner and adjusted for reserve category changes on a basis consistent with the methodology used in the creation of the previously delivered Reserve Report; provided that each Roll-Forward Reserve Report shall be delivered with the underlying reserve database utilized to generate the Roll-Forward Reserve Report and associated run instructions.

Section 2.2.  Amendment to Article III of the Existing Credit Agreement.

(a)         Paragraph “(d)” of Section 3.04 of the Existing Credit Agreement is hereby amended and restated in its entirety as follows:

Administrative Agent Fees. The Borrowers agree to pay to the Administrative Agent, for its own account, fees payable in the amounts and at the times separately agreed upon between the Borrowers and the Administrative Agent, including the fees set forth in the Fee Letter; 9rovided, however, no fee shall be due Administrative Agent during such times that there is only one Lender.

Section 2.3.  Amendment to Article VIII of the Existing Credit Agreement.

(a)  Paragraph “(a)” of Section 8.12 of the Existing Credit Agreement is hereby amended and restated in its entirety as follows:

On or before February 1st and August 1st of each year, after the First Redetermination Date, the Borrowers shall furnish to the Administrative Agent and the Lenders a Reserve Report. The Reserve Report as of January 1 of each year and the Reserve Report delivered in connection with the first redetermination shall be prepared by one or more Approved Petroleum Engineers, and the August 1 Reserve Report of each year shall also be prepared by one or more Approved Petroleum Engineers. At its option, Borrower may elect, upon five (5) days prior written notice to Lender, to use a Roll Forward Reserve Report for the August 1 Reserve Report. In each case, the chief engineer of the Borrowers shall certify that such Reserve Report (or Roll Forward Reserve Report) is based on information that was prepared in good faith based upon assumptions believed to be reasonable at the time and to have been prepared in accordance with the procedures used in the immediately preceding Reserve Report. In the event Borrower elects to use a Roll Forward Reserve Report for the August 1 Reserve Report, it shall provide a full, updated engineering database for the ensuing Scheduled Redetermination.

(b)  Section 8.13 of the Existing Credit Agreement is hereby amended and restated in its entirety as follows:

8.13         Title Information.

(a)  On or before the delivery to the Administrative Agent and the Lenders of each Reserve Report required by Section 8.12(a), the Borrower will deliver title information in form and substance reasonably acceptable to the Administrative Agent covering enough of the proved Oil and Gas Properties evaluated by such Reserve Report that were not included in the immediately preceding Reserve Report, so that the

  Administrative Agent shall have received together with title information previously delivered, reasonably satisfactory title information on proved Oil and Gas Properties evaluated by such Reserve Report aggregating in value to, at least, the Required Value. For the avoidance of doubt, if reasonably satisfactory title information previously delivered to the Administrative Agent relating to Oil and Gas Properties evaluated by the Reserve Report required by Section 8.12(a) aggregate in value to at least the Required Value then no further title information is required to be delivered with such Reserve Report pursuant to this provision

(b)  If the Borrowers have provided title information for additional Properties required to satisfy the Required Value under Section 8.13(a), the Borrower shall, within sixty (60) days of notice from the Administrative Agent that title defects or exceptions exist with respect to such additional Properties, either (i) cure any such title defects or exceptions (including defects or exceptions as to priority) which are not permitted by Section 9.03 raised by such information, (ii) substitute acceptable Mortgaged Properties with no title defects or exceptions except for Excepted Liens (other than Excepted Liens described in clauses (e), (h) and (i) of such definition) having an equivalent value or (iii) deliver title information in form and substance reasonably acceptable to the Administrative Agent so that they shall have received, together with title information previously delivered, satisfactory title information on Oil and Gas Properties evaluated by such Reserve Report aggregating in value to the Required Value.

(c)  If the Borrowers are unable to cure any title defect requested to be cured within the 60-day period or the Borrower does not comply with the requirements to provide reasonably acceptable title information covering the Required Value of the Oil and Gas Properties evaluated in the most recent Reserve Report, such default shall not be a Default, but instead the Administrative Agent and/or the Required Lenders shall have the right to exercise the following remedy in their sole discretion from time to time, and any failure to so exercise this remedy at any time shall not be a waiver as to future exercise of the remedy by any Agent or the Lenders. To the extent that the Administrative Agent or the Required Lenders are not satisfied with title to any Mortgaged Property after the 60-day period has elapsed, such unacceptable Mortgaged Property shall not count towards the Required Value, and the Administrative Agent may send a notice to the Borrowers and the Lenders that the then outstanding Borrowing Base shall be reduced by an amount as determined by the Required Lenders to cause the Borrowers to be in compliance with the requirement to provide reasonably acceptable title information on the Required Value of the Oil and Gas Properties of the Borrowers and the Guarantor (and the Commitments shall be deemed correspondingly reduced for purposes of the Required Value definition). This new Borrowing Base shall become effective immediately after receipt of such notice.

(c)  All references to “90% of the PV-9” set forth in Section 8.14 of the Existing Credit Agreement are hereby deleted and replaced with “the Required Value”.

ARTICLE III.

CONDITIONS OF EFFECTIVENESS

Section 3.1   Effective Date. This Amendment shall become effective as of the date first above written when and only when:

(a)  Amendment Documents. Administrative Agent shall have received duly executed and delivered counterparts of each Amendment Document (i) in form, substance and date satisfactory to Administrative Agent and (ii) in such numbers as Administrative Agent or its counsel may reasonably request.

(b)  Collateral Matters. Borrower shall have executed and delivered an amendment to any Loan Document including, additional mortgages or deeds of trust, deemed necessary by Administrative Agent.

(c)  Officer’s Certificate. Administrative Agent shall have received a certificate of the manager or other responsible officer of Borrower certifying as of the date of this Amendment (i) that there have been no changes to its organizational ddocuments since the Closing Date, (ii) the resolutions of Borrower approving this Amendment, the other Amendment Documents and the related transactions, and (iii) the signature and incumbency certificates of the officers of Borrower (which certification may, if applicable, be by reference to previously delivered incumbency certificates).

(d)  Existence & Good Standing Certificates. Borrower shall be in existence and in good standing with the State of Delaware.

(e)  Completion of Proceedings. All partnership, limited liability company, corporate and other proceedings taken or to be taken in connection with the transactions contemplated by this Amendment shall be reasonably satisfactory in form and substance to Administrative Agent.

(f)  Other Documentation. Administrative Agent shall have received all documents and instruments which Administrative Agent has then reasonably requested, in addition to those described in this Section 3.1. All such additional documents and instruments shall be reasonably satisfactory to Administrative Agent in form, substance and date.

(g)  No Default. No event shall have occurred and be continuing that would constitute an Event of Default or a Default.

(h)  Loan Fee. Lenders shall have received its fee pursuant to Section 3.04(c) in the amount of $100,000 plus any loan fees due pursuant to the terms of the Existing Credit Agreement or any fee letter or other understanding.

ARTICLE IV.

REPRESENTATIONS AND WARRANTIES

Section 4.1    Representations and Warranties of Borrower. In order to induce Lenders to enter into this Amendment, Borrower represents and warrants to each Lender that:

(a)  All representations and warranties made by it in any Loan Document are true and correct in all material respects (without duplication of any materiality qualifier contained therein) on and as of time of the effectiveness hereof as if such representations and warranties had been made as of the time of the effectiveness hereof (except to the extent that such representation or warranty was made as of a specific date, in which case such representation or warranty shall be true and correct in all material respects (without duplication of any materiality qualifier contained therein) as of such specific date).

(b)  It has duly taken all limited liability company and limited partnership action necessary to authorize the execution and delivery by it of the Amendment Documents to which it is a party and to authorize the consummation of the transactions contemplated thereby and the performance of its obligations thereunder.

(c)  The execution and delivery by it of the Amendment Documents to which it is a party, the performance by it of its obligations under such Amendment Documents, and the consummation of the transactions contemplated by such Amendment Documents, do not and will not (a) conflict with, violate or result in a breach of any provision of (i), to its knowledge, any Law, (ii) its organizational documents, or (iii) any material agreement, judgment, license, order or permit applicable to or binding upon it, (b) result in the acceleration of any indebtedness owed by it, or (c) result in or require the creation of any lien upon any of its assets or properties except as expressly contemplated or permitted in the Loan Documents. Except (x) as expressly contemplated in the Amendment Documents and (y) such as have been obtained or made and are in full force and effect, to its knowledge, no permit, consent, approval, authorization or order of, and no notice to or filing with, any governmental authority or third party is required on the part of or in its respect in connection with the execution, delivery or performance by it of any Amendment Document or to consummate any transactions contemplated by the Amendment Documents.

(d)  This Amendment is, and the other Amendment Documents when duly executed and delivered will be, legal, valid and binding obligations of it, enforceable against it in accordance with their terms except as such enforcement may be limited by bankruptcy, insolvency or similar Laws of general application relating to the enforcement of creditors’ rights and by general principles of equity.

ARTICLE V.

MISCELLANEOUS

Section 5.1   Borrowing Base. From the date hereof until the next re-determination of the Borrowing Base and Monthly Commitment Reduction and Half Life pursuant to Section 2.06 of the Existing Credit Agreement, the Borrowing Base shall be $20,000,000.00, the Monthly Commitment Reduction shall be $0.00 and the Half Life shall be 60 months. Borrowers acknowledge that this Amendment satisfies all notification requirements set forth in the Agreement pertaining to the Borrowing Base, Monthly Commitment Reductions and Half Life.

Section 5.2   Ratification of Agreements. The Existing Credit Agreement as hereby amended is hereby ratified and confirmed in all respects. The Loan Documents, as they may be amended or affected by the various Amendment Documents, are hereby ratified and confirmed in all respects. Any reference to the Loan Agreement in any Loan Document shall be deemed to be a reference to the Existing Credit Agreement as hereby amended. The execution, delivery and effectiveness of this Amendment and the other Amendment Documents shall not, except as expressly provided herein or therein, operate as a waiver of any right, power or remedy of Administrative Agent or the Lenders under the Loan Agreement, the Note, or any other Loan Document nor constitute a waiver of any provision of the Loan Agreement, the Note or any other Loan Document.

Section 5.3   Waiver and Release. In consideration of the amendments contained herein, Borrower hereby waives and releases the Administrative Agent and Lenders from any and all claims and defenses, known or unknown, with respect to the Existing Credit Agreement and the other Loan Documents and the transactions contemplated thereby. Borrower agrees to execute and deliver all documents and instruments requested by Administrative Agent in connection with the subject matter hereof, which shall be reasonably satisfactory to Administrative Agent in form, substance and date and each such document or instrument is a Loan Document.

Section 5.4   Survival of Agreements. All of Borrower’s various representations, warranties, covenants and agreements in the Amendment Documents shall survive the execution and delivery thereof and the performance thereof, including the making or granting of the Loans and the delivery of the other Loan Documents, and shall further survive until all of the Indebtedness is paid in full to Administrative Agent for the benefit of the Lenders and all of Lenders’ obligations to Borrower are terminated.

Section 5.5     Fees and Expenses. The Borrower hereby agrees to pay all reasonable attorney fees and legal expenses incurred by Administrative Agent in preparation, execution and implementation of this Amendment.

Section 5.6     Loan Documents. The Amendment Documents are each a Loan Document, and all provisions in the Existing Credit Agreement pertaining to Loan Documents apply thereto.

Section 5.7     Governing Law. This Amendment shall be governed by, and construed in accordance with, the Laws of the State of Oklahoma.

Section 5.8     Counterparts; Fax. This Amendment may be separately executed in counterparts and by the different parties hereto in separate counterparts, each of which when so executed shall be deemed to constitute one and the same Amendment. The Amendment Documents may be validly executed by facsimile or other electronic transmission.

THIS AMENDMENT AND THE OTHER AMENDMENT DOCUMENTS REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS OF THE PARTIES.

The remainder of this page has been left intentionally blank.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first above written.

BORROWERS:	ENERGY 11 OPERATING COMPANY, LLC, a
Delaware limited liability company

By: ENERGY 11, L.P., a Delaware limited
partnership
Title: Sole Member

By: ENERGY 11 GP, LLC, a
Delaware limited liability company
Title: General Partner

By: /s/ David McKenney
David McKenney, Manager

ENERGY 11, L.P.

By: ENERGY 11 GP, LLC, a Delaware limited
liability company
Title: General Partner

By: /s/ David McKenney
David McKenney, Manager

GUARANTOR:	ENERGY 11 GP, LLC, a Delaware limited
liability company

By: /s/ David McKenney
David McKenney, Manager

Signature Page to Fifth Amendment to Credit Agreement

AGENT/LENDER:	BANCFIRST, as Administrative Agent and sole
Lender

By: /s/ Heather Healey Whiteside
Heather Healey Whiteside, Vice President

Signature Page to Fifth Amendment to Credit Agreement